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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, 333-141264, 333-149756, 333-157964, 333-159753, 333-168358, 333-172828, 333-180119, and 333-187187) and Form S-3 (No. 333-170327) of MoSys, Inc. of our reports dated March 14, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting , which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 14, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm